Exhibit 23.5







                       INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-3 of our report on Nova Financial Systems, Inc., dated March 30, 2001, which appears in the Definitive Proxy Statement for Special Meeting on Schedule 14A filed on May 16, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                                    /s/ McGLADREY & PULLEN, LLP
                                                    McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
November 13, 2001